Registration Statement No. 333-138463

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM SB-2
ON FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUBY CREEK RESOURCES INC.
(Exact name of registrant as specified in charter)
NEVADA (State or jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)
400-409 Granville Street, Vancouver, British Columbia V6T 1T2 Telephone: (604) 633-9768
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Mr. Brian Roberts, President and Chief Executive Officer 400-409 Granville Street Vancouver, British Columbia V6T 1T2 Phone: (604) 633-9768
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares	2,737,000	$0.10	$273,700	$29.29

(1)     In accordance with Rule 416 under the Securities Act, this registration statement shall also cover a presently indeterminable number of shares of common stock which may be issued in the event of stock splits, stock dividends, or similar transactions that may involve an increase in the number of the registrant's outstanding shares of common stock without the receipt of consideration.

(2)     The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the shares, being the most recent sales of shares of the Registrant's common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

(3)     Fee calculated in accordance with Rule 457(h) of the Securities Act. This fee was previously paid at the time of filing of the initial registration statement on Form SB-2 filed with the SEC on November 7, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 2 on Form S-1/A relates to the Registration Statement on Form SB-2 (File No. 333-138463) (the "SB-2") of Ruby Creek Resources Inc. (the "Company"), pertaining to 2,737,000 shares of the Company's common stock. The SB-2 was filed with the Securities and Exchange Commission on November 7, 2006 and became effective on November 17, 2006. Of the 2,737,000 shares that were registered under the SB-2, 752,500 have been sold, leaving a balance of 1,984,500 shares. This Post-Effective Amendment No. 2 on Form S-1/A is being filed to update certain financial and other information.

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SUBJECT TO COMPLETION

PROSPECTUS

RUBY CREEK RESOURCES INC.
a Nevada corporation

1,984,500 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 1,984,500 shares of common stock of Ruby Creek Resources Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus for their own account.

These transactions are described in this prospectus under "Selling Stockholders."

Our common stock is listed for trading on the OTC Bulletin Board under the symbol "RBYC". On March 12, 2009, the low bid price of our common stock was $0.035 per share, the high ask price of our common stock was $0.10 per share, and the closing price was $0.05 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

It is anticipated that the selling stockholders will offer to sell the shares of common stock being offered in this prospectus at prevailing market prices of our common stock on the OTC Bulletin Board. Any selling stockholder may, in such selling stockholder's discretion, elect to sell such shares of common stock at fixed prices, at varying prices or at negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled "Risk Factors" beginning on page 5 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is ◆ , 2009

____________________

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Table of Contents

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Ruby Creek Resources Inc. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission's Public Reference Room mentioned under the heading "Where You Can Find More Information" of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms "we", "us", "our", "Ruby Creek" and the "Company" mean Ruby Creek Resources Inc.; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

Overview of our Business

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on any of our optioned mining properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.

On July 15, 2006 we acquired an option to acquire a group of eight mining exploration claims located in north western British Columbia. The property is also known as the More Creek property. To date, we have not discovered an economically viable mineral deposit on the optioned mineral properties, and there is no assurance that we will discover one.

Incorporation and Principal Business Offices

We were incorporated on May 3, 2006 under the laws of the Province of British Columbia, Canada. Effective January 29, 2009 we changed the domicile of our company from the Province of British Columbia, Canada to the State of Nevada. Our office is located at Suite 400, 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2; our telephone number is (604) 633-9768.

The Offering
The Issuer:	Ruby Creek Resources Inc.
The Selling Stockholders:

The selling stockholders (each a "Selling Stockholder") include certain holders of issued and outstanding common stock. The Selling Stockholders are named in this prospectus under "Selling Stockholders".

Shares Offered by the Selling Stockholders:

The Selling Stockholders are offering up to an aggregate of 1,984,500 shares of our common stock comprised of shares issued by the Company in private placement transactions completed on August 31, 2006. See "Selling Stockholders".

Offering Price:

The Selling Stockholders may sell their shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

Terms of Offering:	The Selling Stockholders will determine when and how they will sell the shares of common stock offered in this prospectus. Refer to "Plan of Distribution".
Termination of Offering:	The offering will conclude when all 1,984,500 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any of the proceeds from the sale of shares by the Selling Stockholders.
Market for our Common Stock:

Our common stock is listed for trading on the OTC Bulletin Board under the symbol "RBYC". On March 12, 2009, the low bid price of our common stock was $0.035 per share, the high ask price of our common stock was $0.10 per share, and the closing price was $0.05 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

Outstanding Shares of Common Stock:	There were 8,337,001 shares of common stock outstanding as of March 13, 2009.
Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary of Financial Data

The summary consolidated data set forth below are derived from our consolidated financial statements. The selected statement of operating data for the years ended August 31, 2008 and 2007 and the summary balance sheet data as of August 31, 2008 are derived from the audited financial statements and related notes thereto included elsewhere in this prospectus. The statements of operations data for the three months ended November 30, 2008 and 2007 and the balance sheet as of November 30, 2008 are derived from our unaudited financial statements included elsewhere in this prospectus. The unaudited financial statements include, in the opinion of management, all adjustments that management considers necessary for the fair presentation of the financial information set forth in those statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus.
	Operating Data
	Three months ended November 30,		Year ended August 31,
	2008	2007	2008	2007
	(Unaudited)		(Audited)
Revenue...........................................................	$ -	$ -	$ -	$ -
Net loss............................................................	(65,111)	(16,450)	(96,974)	(127,497)
Net loss per basic and diluted common share..	(0.01)	(0.01)	(0.01)	(0.02)
Weighted average number of basic and diluted shares outstanding(1) .......................................	8,337,001	8,337,001	8,337,001	8,337,001

(1)   As of November 30, 2008, we had 8,337,001 shares of common stock outstanding.

	Balance Sheet Data
	November 30,	August 31,
	2008	2008
	(Unaudited)
Cash.......................................................................................	$ 17,641	$ 76,192
Working capital surplus (deficiency) ....................................	(32,469)	34,302
Total assets............................................................................	30,566	85,736
Total liabilities.......................................................................	56,644	46,703
Stockholders' equity (deficit) ...............................................	(26,078)	39,033

Investing in our securities involves risks more specifically described under "Risk Factors".

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

If we do not obtain additional financing, our business plan will fail.

At November 30, 2008, we had cash of $17,641 and a working capital deficit of $32,469. Accordingly, we have insufficient funds to enable us to complete the second phase of our exploration program (at an estimated cost of approximately $14,500 to $17,000), and satisfy our on-going general and administrative expenses over the next twelve months (estimated at approximately $80,000). During the twelve-month period after the date hereof, we anticipate that we will not generate any revenues. As such, we will be required to obtain additional financing in order to complete our planned operations over the next twelve months plus the costs of phase three of our exploration program (at an estimated cost of approximately $68,000 to 90,000) and any additional exploration of our optioned mineral claims to determine whether any mineral deposit exists on these claims. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unable to obtain additional financing when needed, our business plan will fail.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We were incorporated on May 3, 2006, and to date have been involved primarily in organizational activities, evaluating resource projects and undertaking initial exploration work on our optioned mineral claims. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the optioned mineral claims that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you may lose your entire investment in our shares.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the property underlying our optioned mineral claims, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our optioned mineral claims, we will fail and you may lose your entire investment in our shares.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the our ability to continue as a going concern

We have incurred a net loss of $309,278 for the period from May 3, 2006 (inception) to November 30, 2008, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our optioned mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for our fiscal year ended August 31, 2008. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

If our costs of exploration are greater than anticipated, then we will not be able to complete the exploration program for our optioned mineral claims without additional financing, of which there is no assurance that we would be able to obtain.

We are proceeding with the initial stages of exploration on our optioned mineral claims. We are proceeding to carry out an exploration program that has been recommended in a geological reports that we obtained on our optioned mineral claims. This exploration program outlines a budget for completion of the recommended exploration program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program. Increases in exploration costs could result in us not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We are in the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of minerals on our optioned mineral claims. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of minerals our optioned mineral claims. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the optioned mineral claims that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our optioned mineral claims, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our shares.

If we discover commercial reserves of precious metals on the property underlying our optioned mineral claims, we can provide no assurance that we will be able to successfully advance the mineral claims into commercial production.

The property underlying our optioned mineral claims does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the optioned mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment in our shares.

Because access to our optioned mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to our optioned mineral claims is restricted to the period between late November extending into late April of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the optioned mineral claims are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and the loss of your entire investment in our shares.

As we undertake exploration of our optioned mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. In addition, environmental assessments of proposed projects carry a heightened degree of responsibility for us and our directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on our financial condition. Furthermore, environmental hazards may exist on the property underlying our optioned mineral claims that are currently unknown to us. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property underlying our optioned mineral claims, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on our operations and profitability. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

If we do not obtain clear title to our optioned mineral claims, our business may fail.

While we have received proof of current title ownership in the name of the mineral claim optionor, this should not be construed as a guarantee of title. The property underlying our optioned mineral claims may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we are unable to obtain clear title you may lose your entire investment in our shares.

We are subject to risks inherent in the mining industry and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

The business of mining for metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

If we do not find a joint venture partner for the continued development of our optioned mineral claims, we may not be able to advance our exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a partner for the further exploration and possible production of our optioned mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a partner. The possible partner could have a limited ability to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you will lose your entire investment in our shares.

We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us. In particular, our success is highly dependant upon the efforts of our President and Chief Executive Officer, our Secretary, Treasurer and Chief Financial Officer and our directors, the loss of whose services would have a material adverse effect on our success and development.

Because our executive officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our executive officers are each spending only approximately 10% to 20% of their business time on providing management services to us. While our officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Risks related to our common stock

You may lose your entire investment in our securities.

An investment in our common stock is highly speculative and may result in the loss of your entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in our company.

There is no significant trading market for our common stock as yet and if a market for our common stock does not develop, our investors will be unable to sell their shares.

We currently have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board under the trading symbol RBYC. The trading market for our common stock has not yet developed to any significant level. We cannot provide our investors with any assurance that a significant public market will materialize for our common stock. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. The market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Future sales of our common stock may depress our stock price thereby decreasing the value of your investment.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. All of the shares of common stock resold by the selling stockholders pursuant to this prospectus will be freely transferable without restriction or further registration under the Securities Act.

Our officers and directors, and three shareholders holding 10% or more of our common stock, hold a significant amount of our issued and outstanding stock which may limit non-affiliated stockholders to influence corporate matters.

Our officers and directors as a group beneficially own approximately 26.4% of our issued and outstanding common stock. In addition, we have two shareholders who, according to reports filed by them under the Exchange Act, beneficially own 18.0% and 18.2%, respectively, of our issued and outstanding common stock. This may limit the ability of our non-affiliated stockholders to influence corporate matters.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock is subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our stock is quoted on the OTC Bulletin Board of FINRA, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of copper, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.

USE OF PROCEEDS

The shares of our common stock offered hereby are being registered for the account of the Selling Stockholders identified in this prospectus under the heading "Selling Stockholders". As a result, all proceeds from the sales of shares of our common stock will go to the Selling Stockholders. We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell their shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering 1,984,500 shares of our common stock through this prospectus. The selling shareholders acquired the 1,984,500 shares of common stock offered through this prospectus from us in the following transactions:

    certain of the selling shareholders (identified in the table below) acquired 1,280,000 shares of common stock offered through this prospectus from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on August 31, 2006;

    certain of the selling shareholders (identified in the table below) acquired 654,500 shares of common stock offered through this prospectus from us at a price of $0.10 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on August 31, 2006; and

    one of the selling shareholders (identified in the table below) acquired 50,000 shares of common stock offered through this prospectus from us at a price of $0.10 per share in a private placement offering that was completed without registration under the Securities Act pursuant to an exemption pursuant to Rule 506 of Regulation D thereunder on August 31, 2006.

The following table provides, as of March 13, 2009, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

  the number of shares of our common stock owned by each selling stockholder prior to this offering;

  the total number of shares of our common stock that are to be offered by each selling stockholder;

  the total number of shares of our common stock that will be owned by each selling stockholder upon completion of the offering; and

  the percentage of shares of our common stock that will be owned by each selling stockholder immediately upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholder. Information with respect to "Total shares to be owned upon completion of this offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described below, none of the selling stockholders had or has, as the case may be, any material relationship with us.

Name of selling stockholder	Shares owned prior to this offering(1)	Total number of shares to be offered for selling stockholder's account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering(1)(2)
Nancy Ackerfeldt	153,000(8)	153,000	Nil	0
Rand Armstrong	30,000(4)	30,000	Nil	0
Sabrina Borys	2,500(4)	2,500	Nil	0
Sarah Carruthers	40,000(4)	40,000	Nil	0
Bill Caughill	50,000(4)	50,000	Nil	0
Amanda B. Chow	20,000(4)	20,000	Nil	0
Karin Fredrich	20,000(4)	20,000	Nil	0
Gordon Fretwell	50,000(4)	50,000	Nil	0
Bob Gaines	50,000(5)	50,000	Nil	0
Robert Hurst	50,000(4)	50,000	Nil	0
Donald C. Huston	20,000(4)	20,000	Nil	0
Lyna Lee	15,000(4)	15,000	Nil	0
Carmen MacGregor	25,000(9)	25,000	Nil	0
Mary Anne McCullum	2,000(4)	2,000	Nil	0
Stephen Moses	400,000(3)	400,000	Nil	0
Donald G. Myers	20,000(4)	20,000	Nil	0
Greg Pearson	100,000(3)	100,000	Nil	0
Keith Pearson	30,000(4)	30,000	Nil	0
James Pettit	210,000(7)	210,000	Nil	0
Cam Phillips	20,000(4)	20,000	Nil	0
Chelsea Roberts(10)	2,500(4)	2,500	Nil	0
Benjamin Schleppe	5,000(4)	5,000	Nil	0
Janet Shung	153,500(6)	153,500	Nil	0
Andreas Stander	30,000(4)	30,000	Nil	0
George & Doreen Thibodeau	25,000(4)	25,000	Nil	0
Bill Trimble	153,500(6)	153,500	Nil	0
The Van Santen Family Trust(11)	50,000(4)	50,000	Nil	0
Jas Rayat	30,000(3)	30,000	Nil	0
Andrea Walker(12)	150,000(3)	150,000	Nil	0
Ryan Walker	27,500(4)	27,500	Nil	0
Ashton Winter	50,000(4)	50,000	Nil	0
TOTAL:	1,984,500	1,984,500	Nil	0

(1)          Beneficial ownership calculation under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)          Based on 8,337,001 shares of our common stock issued and outstanding as of March 13, 2009. It is assumed all of the shares offered hereby are sold, of which there is no assurance.

(3)          Acquired in the Regulation S transaction described in numbered paragraph 1 of this "Selling Stockholders" section.

(4)          Acquired in the Regulation S transaction described in numbered paragraph 2 of this "Selling Stockholders" section.

(5)          Acquired in the Rule 506 transaction described in numbered paragraph 3 of this "Selling Stockholders" section.

(6)          Acquired 133,500 shares in the transaction described in numbered paragraph 1 of this "Selling Stockholders" section and an additional 20,000 shares in the transaction described in numbered paragraph 2 of this "Selling Stockholders" section.

(7)          Acquired 200,000 shares in the transaction described in numbered paragraph 1 of this "Selling Stockholders" section and an additional 10,000 shares in the transaction described in numbered paragraph 2 of this "Selling Stockholders" section.

(8)          Acquired 133,000 shares in the transaction described in numbered paragraph 1 of this "Selling Stockholders" section and an additional 20,000 shares in the transaction described in numbered paragraph 2 of this "Selling Stockholders" section.

(9)          Acquired by Ms. MacGregor's husband in the Regulation S transaction described in numbered paragraph 2 of this "Selling Stockholders" section and subsequently registered in the name of Ms. MacGregor.

(10)        Chelsea Roberts is the daughter of Brian Roberts, our President and Chief Executive Officer.

(11)        To our knowledge, Robert Van Santen exercises dispositive and voting power with respect to these shares as Trustee of the Van Santen Family Trust.

(12)        Andrea Walker is the daughter of Brian Roberts, our President and Chief Executive Officer.

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

A selling stockholder and any broker-dealers or agents that participate with that selling stockholder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

It is anticipated that the selling stockholders will offer to sell the shares of common stock being offered in this prospectus at prevailing market prices of our common stock on the OTC Bulletin Board. From January 2007 until February 11, 2009, our common stock was listed for trading on the OTC Bulletin Board under the symbol "RBYCF". As a result of the change in our jurisdiction of incorporation from British Columbia to Nevada (effective as of January 29, 2009), since the open of business on February 12, 2009, we have been listed on the OTC Bulletin Board under the symbol "RBYC". On March 12, 2009, the low bid price of our common stock was $0.035 per share, the high ask price of our common stock was $0.10 per share, and the closing price was $0.05 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

The sales price offered by the Selling Stockholders to the public may be:

  the market price prevailing at the time of sale;

  a price related to such prevailing market price; or

  such other price as the Selling Stockholders determine from time to time.

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders

Manner of Sale

The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

  ordinary brokerage transactions in which the broker solicits purchasers;

  through options, swaps or derivative;

  privately negotiated transactions; or

  in a combination of any of the above methods.

The Selling Stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be approximately $20,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

From our incorporation under the laws of the Province of British Columbia, Canada on May 3, 2006 until our change of domicile to Nevada effective January 29, 2009, our authorized capital stock consisted of an unlimited number of shares of common stock, without par value. In connection with our change of domicile to Nevada, effective January 29, 2009, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. No other class or series of capital stock is currently authorized under our articles of incorporation. As of March 13, 2009, there were 8,337,001 shares of our common stock issued and outstanding.

As set forth in the section of this prospectus entitled "Selling Stockholders", the registration statement of which this prospectus forms a part relates to the registration of 1,984,500 shares of our common stock that have been issued to such Selling Stockholders.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Subject to special rights and restrictions attached to the shares of any class or series of shares, at least two holders of our common stock representing five percent (5%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. A vote by the holders of a two-thirds majority of votes cast is required to effectuate certain special business, which consists of (i) all business at a meeting of shareholders that is not an annual general meeting except for business relating to the conduct of or voting at the meeting and (ii) all business at an annual general meeting except for certain matters as set forth in our Bylaws.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefor. See "Dividend Policy" below.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date hereof, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date hereof, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date hereof, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS AND PROPERTIES

Corporate Organization

We were incorporated on May 3, 2006 under the laws of the Province of British Columbia, Canada. Effective January 29, 2009 we changed our domicile from British Columbia to Nevada.

From January 2007 until February 11, 2009, our common stock was listed for trading on the OTC Bulletin Board under the symbol "RBYCF". As a result of the change in our jurisdiction of incorporation from British Columbia to Nevada (effective as of January 29, 2009), since the open of business on February 12, 2009, we have been listed on the OTC Bulletin Board under the symbol "RBYC".

Our office is located at Suite 400, 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2; our telephone number is (604) 633-9768.

Overview of Our Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. On July 15, 2006 we acquired an option to acquire a group of eight mining exploration claims located in north western British Columbia. The property is also known as the More Creek property. To date, we have not discovered an economically viable mineral deposit on the optioned mineral properties, and there is no assurance that we will discover one.

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on any of our optioned mining properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.

We have no revenues, have achieved losses since inception and rely upon the sale of our securities to fund our operations. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We will not generate revenues even if our exploration program indicates that a mineral deposit may exist on our optioned mineral claims. Accordingly, we will be dependent on future additional financing in order to maintain our operations and continue our exploration activities.

Optioned Mineral Claims

We acquired the option to acquire a 100% interest in eight mineral claims (the "More Creek properties") located in the Iskut River region of northern British Columbia, Canada, covering an area of approximately 2,919 hectares pursuant to an option agreement dated July 15, 2006 and amended on August 15, 2006 and further amended on July 9, 2008. Pursuant to this option agreement, we have the exclusive option to earn a 100% interest in and to these eight mineral claims, subject to a 2% net smelter return royalty payable to the optionor, in exchange for making cash payments totalling CDN$100,000 (US$78,438 based on the exchange rate of CDN$1.2749 : US$1.00 on March 13, 2009) to the optionor over a four-year period as follows: CDN$2,500 paid on October 15, 2006; CDN$2,000 paid on April 15, 2008; CDN$1,500 paid on September 30, 2008; CDN$6,500 payable on or before March 1, 2009 (although the parties have mutually agreed to extend this payment date for 60 days), CDN$3,000 payable on or before June 30, 2009; CDN$12,000 payable on or before July 31, 2009; CDN$20,000 payable on or before November 30, 2009; and a final payment of CDN$52,500 payable on or before November 30, 2010.

Location and Access to Our Optioned Mineral Claims

Our eight optioned mineral claims are located approximately 20 kilometres west of the Bob Quinn airstrip, which is maintained by the government of British Columbia. The airstrip, in turn, is located approximately 240 miles north of the town of Smithers, British Columbia on BC Highway #37. Access to the claims from the airstrip at Bob Quinn is by way of helicopter. The property consists of forested slopes with a valley floor below. The following figure shows the location of our optioned claims:

134°
132°
130°
59°
58°
57°
56°
King
Nahlin
Taku
River
Thibert
Fault
Salmon
Fault
Dease
Lake
See figure 2AB & 3AB
Tulsequah Chief
Golden Bear
Gnat Lake
COAST
Coast
Telegraph Creek
Mt. Edziza
River
Red-Chris
Stikine
Spectrum
Range
BELT
Schaft Creek
River
Galore Creek
Iskut
Megalineament
37
Snip
Johnny Mtn
Eskay Ck
Wrangell
Kerr
Sulphurets
Granduc
Big Missouri
Silbak-Premier
km
MORE CREEK PROJECT
Stewart
Terrace
Vancouver
BC Locator
N
KEY
Mines and developed prospects
Access roads

RUBY CREEK RESOURCES INC.

More Creek Project, NW BC.

LOCATOR MAP SHOWING ACCESS ROADS, MINES AND DEVELOPED PROSPECTS

Date: 2006 10 07	Figure No.
Drawn by: dorianleslie.com	1
Projection: NAD 83 Zone 9

The claims cover the north side of the More Creek valley with elevations ranging from 1,000 meters to 1,500 meters above sea level. The claims are covered by dense forest comprised of fir, spruce and cedar.

Our Ownership Interest in Our Optioned Mineral Claims

We acquired an option to earn a 100% interest to each of eight mineral claims. Our option for ownership of these eight mineral claims is subject to a 2.0% net smelter royalty in favour of Carl von Einsiedel, who is the legal owner of these claims. The total area of the eight mineral claims is approximately 2,919 hectares.

Our optioned mineral claims consist of 8 mineral claims located in the Iskut River area of northern British Columbia. The mineral claims have the following legal description:

Tenure Number	Hectares
504673	421.69
504674	404.30
504675	422.05
504676	439.67
504677	421.98
504678	211.05
511113	439.78
521300	158.32
Total:	2,918.84

Each of our optioned mineral claims is in good standing with the Province of British Columbia until July 10, 2009. The formal property owner, Mr. von Einsiedel's ownership in these mineral claims will expire on July 10, 2009. Mineral claims of this type may be extended either by completing sufficient work and filing a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines, or by paying a filing fee in lieu of performing the exploration work.

In order to maintain the mineral claims in good standing after July 10, 2009, the Company (on behalf of the claim owner) must complete annual labour or exploration expenditures on the mineral claims and file confirmation of work with the applicable mining recording office of the Province of British Columbia. Currently, exploration work with a minimum value of CDN$11,676 for the property is required before the 10th of every July. If the Company does not complete this minimum amount of exploration work by July 10, 2009, the Company (on behalf of the claim owner) will be required to pay a fee in lieu of exploration work in the amount of CDN$4.00 per hectare, or approximately CDN$11,676 in total (US$9,158 based on the exchange rate of CDN$1.2749 : US$1.00 on March 13, 2009), to the Province of British Columbia. If the Company fails to make and file the work expenditures or, alternatively, make the appropriate payments to the Province of British Columbia in lieu of exploration expenditures, Mr. von Einsiedel will lose all interest the mineral claims that are the subject of our option.

Prior Exploration of Our Optioned Mineral Claims

The mineral claims were originally staked by Mr. von Einsiedel on January 24, 2005, April 19, 2005 and October 17, 2005. The property on which our optioned minerals claims are located has been subject to only limited previous exploration work. Prior to our optioning the subject claims, a structural assessment was completed and results confirmed that the claims cover a complex series of north and northeast oriented shear zones. Little surface mapping or sampling was previously completed on our optioned mineral claims.

The most significant historic exploration work was carried out in 1991 by Keewatin Engineering on behalf of Skeena Resources. During 1991 Keewatin completed a reconnaissance rock, stream and soil geochemical sampling program that covered a former claim group referred to as the Arctic Claims. The objective of the 1991 program was to access the significance of the known alkalic porphyry copper occurrences identified by the BC Government database and to evaluate the surrounding areas using reconnaissance geochemical sampling methods. The former Arctic Claim group covers the western and central parts of the current optioned mineral claims. The technical data compiled by Keewatin indicates several geochemically anomalous areas within the boundaries of our mineral claims, and the data from these surveys has been combined with exploration data generated on our behalf during the work completed on our optioned mineral claims in 2006 and 2007 (as described below under "Present Condition and Current State of Exploration").

Geological Setting of Our Optioned Mineral Claims

It is generally believed that alkalic porphyry copper-gold deposits in northwestern British Columbia are related to north and northeast trending fault zones (which are interpreted as possible zones of continental rifting). The More Creek Claims were originally staked to cover what is believed to be a previously unexplored segment of one such structural corridor.

Alkalic porphyry copper gold deposits in the Canadian Cordillera (in which our optioned mineral claims are located) appear to have formed only in the interval from 205 to 170 million years and invariably co-magmatic volcanic rocks appear with the mineralized intrusions. During the Triassic and Lower Jurassic (referred to as the Vancouver metallogenic epoch) the Nicola, Takla, Hazleton, Bonanza and Lewes River groups were formed and are the host rocks for all of the known alkalic porphyry deposits of the Canadian Cordillera. The mineralized plutons associated with these rocks are intrusive into at least some of the comagmatic volcanic rocks. Some of the alkalic porphyry deposits in the area are accompanied by linear belts containing numerous litholgically similar syenite porphyries.

There are several known copper gold occurrences located in close proximity to the More Creek claims. These include the Little Les, Lucifer and Biskit Prospects, all of which are exposed gossan zones that consist of hydrothermally altered rocks typical of the higher levels of alkalic porphyry systems.

It is important to note that the exposed alteration zones are all above the tree line at higher elevations than the More Creek claims. The subject claims cover the forested slopes and valley floor below these occurrences and may host overburden covered mineralization associated with deeper parts of the interpreted porphyry system at More Creek.

Present Condition and Current State of Exploration

Our optioned mineral claims presently do not have any mineral reserves. The property that is the subject of our mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no plant or equipment located on the property that is the subject of the mineral claim.

Between July 15 and September 30, 2006, we retained Mr. von Einsiedel, a consulting geologist, to complete the initial stages of a work program consisting of Landsat 7 alteration imaging, compilation of all available geological data, preparation of detailed base topographic maps and a site examination to confirm the published technical information. The total cost of the work completed was CDN$10,290 (US$8,071 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009).

We obtained a geological report on our optioned mineral claims prepared by Mr. von Einsiedel, dated October 15, 2006. This report was based on information on the mineral claims included in the public domain, geologic maps, geological survey data and from Mr. von Einsiedel's geological experience in the area. Mr. von Einsiedel's report outlined a recommended phased exploration program on our optioned mineral claims, including a phase one exploration work program consisting of geochemical surveys to determine if there are overburden covered zones of porphyry style copper gold mineralization present within the claim area.

We retained Mr. von Einsiedel to conduct the first phase of the recommended exploration program between June and October 2007. The cost of this exploration program was CDN$17,000 (US$13,334 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009).The phase one work that was carried out involved several helicopter-supported, recon sampling traverses that were made to the More Creek property with the objective of identifying porphyry style copper - gold mineralization. Approximately 60% of the claim area now has at least widely spaced sample coverage. Considering the large size of porphyry type copper gold systems, the recon program completed at More Creek was designed to provide an indication as to whether or not a porphyry system exists on the subject property.

In addition to this phase one work, subsequent to the Company's filing of an Assessment Report with the British Columbia government in early 2008, new historic data was found (by way of an additional literature search) that covered the More Creek property. This data was from a large survey performed in 1990. The reason that it had not been previously found was that the assessment report for this survey was plotted in MapBC, a long distance from the More Creek property. The program was extensive and was covered in two separate assessment reports. The work covered all drainages and included several transects throughout the property. Soil, silt and float samples were collected. This data showed only several weak widespread anomalies which did not indicate the presence of a significant porphyry body. Of note is that this 1990 survey showed two float samples in the eastern drainage that graded 1900 and 530 ppb gold. These float samples were of quartz carbonate vein within grey sediments.

Mr. von Einsiedel provided the Company with a report on this phase one property work on July 2, 2008. This report concluded that the available data, which includes both the 2007 data and historical sampling data, identified several weakly anomalous sites but did not identify any strongly anomalous sites. Although much of the property is heavily overburden covered, the recon program should have been able to identify any large, near surface mineralized zones present within the areas sampled. The weakly anomalous sample results that were identified, although interesting, are too low to be indicative of "in situ" mineralization. In this report, Mr. von Einsiedel indicated that the origin of the gold bearing float samples within the eastern portion of the property will be a key aspect of any future exploration program. While any exploration team is on the property, it is recommended that the source of the three main areas with gold, copper and/or arsenic anomalies that were identified within the western portion of the property be investigated. An advantage for the next program is that there is now road access to near the southern boundary of the property as the Teck Cominco-Novagold road has been completed to within 1 kilometer of the property (therefore there will be no - or minimal - helicopter usage).

Although no specific definitive results were identified during the 2007 work program, the work itself was not detailed in terms of the entire property. We believe that the historical data that Mr. von Einsiedel discovered indicates a number of interesting and promising mineralization indications. As a result, our board of directors decided to retain our option agreement with respect to the More Creek property and continue with a phase two program as recommended by Mr. von Einsiedel.

On July 10, 2008 we requested that Mr. von Einsiedel prepare a proposal to carry out the planned phase two work. We received the proposal from Mr. von Einsiedel on September 4, 2008, which recommended a program to concentrate on specific high-opportunity areas. To evaluate these areas, Mr. Von Einsiedel recommended that we complete a minimum 10-day field program with at least one geologist and an experienced prospector. He quoted a cost estimate of $21,800 (US$17,099 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009), as follows:
Crew mobilization: Vancouver to Bob Quin	CDN$ 2,000.00
Helicopter usage (allow minimum 4 hours)	CDN 4,800.00
Crew wages	CDN 9,000.00
Crew accommodation (on site fly camp)	CDN 2,500.00
Assays (allow 100 samples)	CDN 2,500.00
Report preparation	CDN 1,000.00
Total:	CDN $21,800.00

In the event that Mr. Von Einsiedel's personnel are allowed to use the new access road, the costs of the program could be reduced by as much as 25% as this would eliminate the requirement to utilize any helicopter time. If this is the case the estimated cost of the program, including the required cash in lieu payment would be CDN$18,500 (US$14,511 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009).

Mr. von Einsiedel concluded that in the event that the phase two program is able to delineate a target area or areas that exhibit a co-incident geochemical and geophysical response, a next phase program consisting of detailed geochemical surveys and ground geophysical surveys would be warranted in a phase three program. He estimated the cost of this program to be approximately CDN$115,000 (US$90,203 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009), but he did not provide a specific break-down of these costs.

In order to fulfill certain disclosure requirements in Canada, we requested George A. Nicholson, P. Geo., to prepare a technical report with respect to our optioned mineral properties in compliance with National Instrument 43-101 of the Canadian Securities Administrators, Standards of Disclosure for Mineral Projects ("NI 43-101"). Mr. Nicholson's report, dated November 27, 2008, concludes that the geological setting of the More Creek property is prospective for the occurrence of alkalic, porphyry style copper-gold mineralization. He reported that the results of the exploration work and geochemical sampling conducted by Ruby Creek and a previous operator have identified several areas which exhibit elevated copper, gold and/or arsenic levels in soil and/or rock samples that warrant additional exploration. Mr. Nicholson's technical report identifies the highest priority areas as "Copper Anomaly No. 2" located in the south central part of the More Creek property and "Gold Anomaly No. 2" located in the east central part of the More Creek property.

Mr. Nicholson's technical report recommends the same initial follow-up (phase two) exploration work program as set forth in Mr. Einsiedel's report as described above at the same estimated cost of CDN$21,800.

Contingent on the results of such initial follow-up exploration work, the Mr. Nicholson's technical report recommends follow-up exploration work (phase three) at an estimated cost of CDN$87,000 (US$68,241 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009), which is less than Mr. Einsiedel's estimated cost for phase three follow-up exploration work of CDN$115,000. Mr. Nicholson's report provides the following estimated cost break down for such follow-up work:

Crew mobilization: Vancouver to Bob Quinn	CDN$4,000
Helicopter usage (allow minimum 10 hours)	CDN$12,000
Crew wages	CDN$36,000
Crew accommodation (on site fly camp)	CDN$12,500
Assays (allow 500 samples)	CDN$12,500
Report preparation	CDN$10,000
Total:	CDN$87,000

Because of early winter weather in the More Creek area, the phase two program will not be able to be carried out until the second quarter of 2009. We intend to raise additional financing with which to carry out this program.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

British Columbia law requires that a holder of title to mineral claims must spend at least CDN$4 per hectare per year in order to keep the property in good standing. Thus, the annual cost of compliance with the Mineral Tenure Act with respect to our 8 optioned claims is presently approximately CDN$11,676 per year (US$9,158 based on the exchange rate of CDN$1.2749 : US$1.00 on March 13, 2009). Each of our optioned mineral claims is in good standing with the Province of British Columbia until July 10, 2009, therefore exploration work with a minimum value of CDN$11,676 for the property is required before the 10th of every July. If the Company does not complete this minimum amount of exploration work by July 10, 2009, the Company will (on behalf of the claim owner) be required to pay a fee in lieu of exploration work in the amount of CDN$4 per hectare, or CDN$11,676 in total, to the Province of British Columbia.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on our optioned claims do not involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

  water discharge will have to meet drinking water standards;

  dust generation will have to be minimal or otherwise re-mediated;

  dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

  an assessment of all material to be left on the surface will need to be environmentally benign;

  ground water will have to be monitored for any potential contaminants;

  the socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

  there will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are a junior mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our optioned mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus we have no significant employees other than the officers and directors described above under "Directors, Executive Officers, Promoters and Control Persons". We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the optioned mineral property in order to carry out our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Securityholders

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against our company or its property, nor are we involved as a plaintiff in any existing or pending legal proceeding. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock commenced trading on the OTC Bulletin Board under the symbol "RBYCF" in January 2007. In connection with our change in corporate domicile from British Columbia to Nevada, effective January 29, 2009, our stock has traded on the OTC Bulletin Board under the symbol "RBYC" since February 12, 2009.

The following tables set forth the high and low bid price per share of our common stock, as quoted on the OTC Bulletin Board, for the periods indicated. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ended	High	Low
February 28, 2009	$0.15	$0.04
November 30, 2008	$0.20	$0.15
August 31, 2008	$0.20	$0.20
May 31, 2008	$0.20	$0.20
February 29, 2008	$0.20	$0.20
November 30, 2007	$0.30	$0.25
August 31, 2007	$0.20	$0.15
May 31, 2007	$0.20	$0.15
February 28, 2007	$0.25	$0.10

On March 12, 2009, the low bid price of our common stock was $0.035 per share, the high ask price of our common stock was $0.10 per share, and the closing price was $0.05 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

Holders

As of March 13, 2009, there were 33 registered holders of our common stock.

Dividends

We have not, since the date of our incorporation, declared or paid any dividends on our common shares. We anticipate that we will retain future earnings and other cash resources for the operation and development of our business for the foreseeable future. The payment of dividends in the future will depend on our earnings, if any, and our financial condition and such other factors as our board of directors considers appropriate.

Equity Compensation Plans

We do not have any form of stock option or equity incentive plan. As such, there were no outstanding equity awards at the end of our fiscal year ended August 31, 2008.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition and results of operations for the years ended August 31, 2008 and 2007, and for the three months ended November 30, 2008 and 2007, should be read in conjunction with our most recent audited financial statements and our unaudited interim financial statements included in this prospectus, and, in each case, the notes thereto, which are included in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Our Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our optioned mineral claims:

1. We intend to proceed with phase two of a recommended exploration program. At present we estimate that a phase two program would cost approximately CDN$18,500 to CDN$21,800 (US$14,511 to US$17,099 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009). We plan to complete phase two in May 2009.

2. Upon completion of phase two, our Board of Directors will make a determination whether to proceed with the third phase of the recommended work program, which is currently estimated to cost approximately CDN$87,000 to CDN$115,000 (US$68,241 to US$90,203 based on the exchange rate of US$1.00 : CDN$1.2749 on March 13, 2009).

3. We anticipate spending approximately $20,000 for management and consulting services and $60,000 in ongoing general and administrative expenses for the next twelve months. Our general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual prospect lease fees, management fees and general office expenses.

As such, we estimate that our total expenditures over the next twelve months will be approximately $94,511 to $97,099. This estimate does not take into account estimated expenditures with respect to phase three of our exploration program, as this phase is contingent on the results of phase two and on our receipt of sufficient financing. If we were to complete phase two and three during the next twelve months, our total estimated expenditures for that period would be approximately $162,752 to $187,302.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  our ability to raise additional funding;

  the market price for copper and gold;

  the results of our proposed exploration programs on the mineral property; and

  our ability to find joint venture partners for the development of our property interests.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated in their report for our most recent fiscal year end that there exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Results Of Operations

Three Months Ended November 30, 2008 and 2007

Revenues

Other than minimal interest revenues earned from term deposits, we have had no operating revenues since our inception on May 3, 2006 to November 30, 2008. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

General and Administrative Expenses

Our general and administrative expenses for the three month periods ended November 30, 2008 and 2007, as well as the total of these expenses since our inception on May 3, 2006, are summarized below:
	Three Month Period Ended November 30, 2008 $	Three Month Period Ended November 30, 2007 $	For the Period from May 3, 2006 (Inception) to November 30, 2008 $

Expenses
Management services	1,938	9,280	55,237
Mineral property costs	800	1,505	31,214
Office and general	9,685	1,708	28,156
Professional fees	49,991	3,807	194,182
Property Evaluation	2,172	-	2,172
Shareholder relations	525	150	3,241

Total expenses	65,111	16,450	314,202

Expenses for the three month period ended November 30, 2008 totalled $65,111 and were primarily comprised of professional fees (audit and legal costs) which totalled $49,991. These costs included year end Form 10-K preparation and filing as well as filing expenses related to the Form S-4 filing with the SEC. The expenses for professional fees for the comparable period in 2007 were $3,807. Management services costs were $1,938 in the current three month period and $9,280 in the 2007 comparable period. Office and general expenses (consisting primarily of office rent and telecommunication costs) were $9,685 during the current three month period as compared to $1,708 in the prior year period.

Net Loss

We had a net loss of $65,111 in the three months ended November 30, 2008 as compared to a net loss of $16,450 in the comparable 2007 three month period. Losses increased primarily as a result of an increase in professional fees between the two periods.

Liquidity and Capital Resources

We had cash of $17,641 and a negative working capital position of $32,469 at November 30, 2008.

We estimate that our total expenditures over the next twelve months will be approximately $94,511 to $97,099, as outlined above under the heading "Plan of Operations". This estimate does not take into account estimated expenditures with respect to phase three of our exploration program, as this phase is contingent on the results of phase two and on our receipt of sufficient financing. If we were to complete phase two and three during the next twelve months, our total estimated expenditures for that period would be approximately $162,752 to $187,302. At the present time, we have insufficient cash to proceed with phase two of our recommended work program, and we will be required to obtain additional financing to proceed with phase two and phase three of the recommended work program, as these expenditures will exceed our current cash reserves.

Cash from Operating Activities

Cash used in operating activities was $56,823 during the three month period ended November 30, 2008, as compared to $18,756 during the three month period ended November 30, 2007. Cash used in operating activities from our inception on May 3, 2006 to November 30, 2008 was $255,722.

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock. From our inception on May 3, 2006 to November 30, 2008, we raised a total of approximately $280,200 from private offerings of our securities. During the three months ended November 30, 2008, no net cash was provided by financing activities from sale of our securities. We had expenditures of $1,728 for purchase of office equipment and a payment for our mineral property interest.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the prospect lease and our venture will fail.

Years Ended December 31, 2008 and 2007

The following table sets out our expenses and net losses for the periods indicated:
	Year Ended August 31, 2008	Year Ended August 31, 2007	For the Period from Inception (May 3, 2006) to August 31, 2008
	(Audited)	(Audited)	(Audited)
Expenses
Management services	$ 13,945	$ 37,854	$ 53,299
Mineral property costs	1,505	19,909	30,414
Office and general	8,511	8,291	18,471
Professional fees	72,250	64,414	144,191
Shareholder relations	1,500	1,216	2,716

Net loss before other items	(97,711)	(131,684)	(249,091)
Interest income	737	4,187	4,924

Net loss	(96,974)	(127,497)	(244,167)

Revenues

We had no operating revenues since our inception (May 3, 2006) to August 31, 2008. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

Our expenses in the year ended August 31, 2008 decreased to $97,711 from $131,684 in the year ended August 31, 2007, primarily as a result of decrease in management services costs and mineral property exploration costs. Our largest expenses during these periods consisted of the following:

  Management Services: Our management services costs were $13,945 during the year ended August 31, 2008 as compared to $37,854 during the year ended August 31, 2007.

  Mineral Property Costs: In the year ended August 31, 2008, we incurred mineral property costs of $1,505, compared to mineral property costs of $19,909 during the year ended August 31, 2007. We expense our mineral property costs as they are incurred.

  Professional Fees: In the year ended August 31, 2008, we incurred professional fees of $72,250, compared to professional fees of $64,414 during the year ended August 31, 2007.

Net Loss

Our net loss for the year ended August 31, 2008 was $96,974, compared to $127,497 for the year ended August 31, 2007.

Liquidity and Capital Resources

We had cash of $76,192 and working capital of $34,302 at August 31, 2008.

We estimate that our total expenditures over the next twelve months will be approximately $94,500 to $97,000, as outlined above under the heading "Plan of Operations". This estimate does not take into account estimated expenditures with respect to phase three of our exploration program, as this phase is contingent on the results of phase two as well as our receipt of sufficient financing. If we were to complete phase three during the next twelve months, our total estimated expenditures for the next twelve months would be approximately $163,000 to $187,000.

At the present time, we have insufficient cash to proceed with phase two of our recommended work program while paying our ongoing general expenses, and we will be required to obtain additional financing to proceed with phase two and phase three of the recommended work program, as these expenditures will exceed our current cash reserves.

Cash Used in Operating Activities

Cash used in operating activities was $60,919 during the year ended August 31, 2008, as compared to $119,933 during the year ended August 31, 2007. Cash used in operating activities from our inception on May 3, 2006 to August 31, 2008 was $198,899.

Cash Used in Investing Activities

Cash used in investing activities was $4,177 during the year ended August 31, 2008 (interest in mineral properties) and $932 for the year ended August 31, 2007 (purchase of equipment).

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock. From our inception on May 3, 2006 to August 31, 2008, we raised a total of approximately $280,200 from private offerings of our securities. During the year ended August 31, 2008, no net cash was provided by financing activities from sale of our securities (as compared to $5,000 from the sale of securities during year ended August 31, 2007). This cash was provided from the receipt of funds with respect to subscriptions for shares of our common stock.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the prospect lease and our venture will fail.

Going Concern

We are in the exploration stage and have not generated revenues since inception. We have incurred significant losses to date and further losses are anticipated raising substantial doubt about the ability of our Company to continue operating as a going concern. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves on its resource properties and ultimately on the attainment of future profitable operations. We are currently negotiating with three shareholders and new investors on private equity and/or convertible debt financing which would provide sufficient working capital to finance our operations for the next twelve months. As at November 30, 2008, we had accumulated losses of $309,278 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Mineral Property Costs

Pursuant to EITF 04-2, we classified our mineral rights as tangible assets and accordingly acquisition costs are capitalized as mineral property costs. Generally accepted accounting principles require that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, we are to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Mineral exploration costs are expensed as incurred until commercially mineable deposits are determined to exist within a particular property. Accordingly, we have expensed all mineral exploration costs.

To date we have not established any proven or probable reserves on its mineral properties.

We have adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-term tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of November 30, 2008, any potential costs related to the retirement of our mineral property interests have not yet been determined.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on our financial statements upon adoption.

In January 2008, Staff Accounting Bulletin ("SAB") 110, "Share-Based Payment" was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, "Share-Based Payment". The adoption of SAB 110 should have no effect on our financial position and results of operations.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, and will be adopted by our Company beginning in the first quarter of fiscal 2009. We do not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS No. 162"). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect there to be any significant impact of adopting SFAS 162 on its financial position, cash flows and results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company's present officers and directors are as follows.

Name of Director	Age	Positions
Brian Roberts	64	President, Chief Executive Officer, Principal Executive Officer and a director
Ian Foreman	40	Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director
Wayne Waters	69	Director

The following sets forth certain information concerning our officers and directors:

Brian Roberts is our President, Chief Executive Officer, Principal Executive Officer and a director and is a member of our Audit Committee. In addition to Ruby Creek, Mr. Roberts is the President of his own consulting firm, B. Roberts and Associates. Mr. Roberts is also the Vice President of Bio-2, Inc., a biotechnology firm. In addition, Mr. Roberts serves as the director of numerous non-reporting companies. Mr. Roberts has held these positions continuously over the course of the last five years. Mr. Roberts is a 1978 graduate of the University of Alberta, Bachelor of Commerce program.

Ian Foreman is our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director and is a member of our Audit Committee.  In addition to his position with Ruby Creek, since January 2005, Mr. Foreman has served as the President and is a director of Yale Resources, a mineral exploration company.  From August 2003 until December 2004, Mr. Foreman was the Vice President, Exploration of Arcturus Ventures Inc., a mineral exploration company.  He was a director of Arcturus until November of 2007.  From April 1998 until January 2003, Mr. Foreman served as the Chief Geologist for Andean American Mining Corp., a mineral exploration company.  Yale Resources, Arcturus Ventures Inc. and Andean American Mining Corp. are all incorporated in British Columbia and listed on the TSX Venture Exchange.

Wayne Waters is a director of the company and is a member of our Audit Committee. Mr. Waters started his career in the resource sector in 1955 and since that time has worked in various capacities at several resource companies. During the past five years, Mr. Waters has served as a consultant to numerous companies in the resource sector. In addition, since March 2003, Mr. Waters has served as a director of Nemi Northern Energy & Mining Inc., which is incorporated in Alberta and is listed on the Toronto Stock Exchange. Mr. Waters also currently serves as a director of Running Fox Resources Corp., which is incorporated in British Columbia and is listed on the TSX Venture Exchange. During the last five years, Mr. Waters served as a director of Delta Exploration Inc., which is incorporated in British Columbia and is listed on the TSX Venture Exchange, although he no longer serves in that capacity.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until they resign or are removed from the board in accordance with our Articles of Incorporation. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Significant Employees

Other than our executive officers listed above, we do not have any significant employees.

Family Relationships

There are no family relationships among our directors or executive officers.

Committees of the Board of Directors

We presently have an Audit Committee comprised of Brian Roberts, Ian Foreman and Wayne Waters. We presently do not have a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the current fiscal year.

Our Board of Directors has determined that at present there is no audit committee financial expert serving on the Audit Committee. The Company is in the exploration stage and has limited financial resources and plans to add an audit committee financial expert to the Audit Committee as the Company's operations ramp up and financial resources permit.

Code of Ethics

To date our Board of Directors has not adopted a code of ethics applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, or persons performing similar functions. We have not done so due to our limited operating history to date. Our Board of Directors intends to consider and adopt a code of ethics in the near future.

Involvement in Certain Legal Proceedings

Except as otherwise described herein, none of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

    any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

    being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

    being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation paid to our executive officers during the following fiscal years:

Summary Compensation Table

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Brian Roberts President(1)	2008	6,973	Nil	Nil	Nil	Nil	Nil	Nil	6,973
	2007	19,832	Nil	Nil	Nil	Nil	Nil	Nil	19,832
	2006	1,500	Nil	Nil	Nil	Nil	Nil	Nil	1,500
Ian Foreman, CFO(2)	2008	Nil	Nil	Nil	Nil	Nil	Nil	1,505(3)	1,505(3)
	2007	Nil	Nil	Nil	Nil	Nil	Nil	1,379(3)	1,379(3)
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)   Mr. Roberts was appointed President and CEO of our Company in May 2006.

(2)   Mr. Foreman was appointed CFO of our Company in September 2006.

(3)   Our company paid $1,505 during the year ended August 2008 and $1,379 during the year ended August 31, 2007 to Foremost Geological Consulting, of which Ian Foreman is the principal, as payment for certain geological consulting work rendered by that entity. Mr. Foreman has not received any compensation for serving as an executive officer of our company.

Outstanding Equity Awards

We do not have any form of stock option or equity incentive plan. As such, there were no outstanding equity awards at the end of our fiscal year ended August 31, 2008.

Compensation of Directors

Our directors do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation. They are, however, reimbursed for any out-of-pocket expenses they may incur in connection with our business. The following table shows, in tabular format, that no compensation was paid to our directors during our last fiscal year:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Brian Roberts	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Ian Foreman	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Wayne Waters	Nil	Nil	Nil	Nil	Nil	Nil	Nil

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 13, 2009 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and address of beneficial owner	Amount and nature of Beneficial Owner(1)	Percentage of Class(2)
Directors and Officers:
Brian Roberts 400-409 Granville Street Vancouver, BC V6C 1T2	1,500,001	18.0%
Ian Foreman 400-409 Granville Street Vancouver, BC V6C 1T2	300,000	3.6%
Wayne Waters 400-409 Granville Street Vancouver, BC V6C 1T2	400,000	4.8%
All officers and directors as a group (three individuals)	2,200,001	26.4%
5% Shareholders:
Shannon May 1589 W. 64th Avenue Vancouver, BC V6P 2N8	1,520,000(3)	18.2%
Ron Shenton #16-14655 32nd Avenue Surrey, BC V3S 0H7	1,500,000	18.0%

(1)   Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)   Based on 8,337,001 shares of our common stock issued and outstanding as of March 13, 2009.

(3)   Includes 20,000 shares owned by Shayne May, husband of Shannon May.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation, the operation of which may at any subsequent date result in a change in control of the Company.

LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Ruby Creek by Lang Michener LLP, of Vancouver, British Columbia, Canada.

EXPERTS

The financial statements for Ruby Creek as at and for the years ended August 31, 2008 and 2007, included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, independent registered public accountants, as set forth in their report, and are included herein in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

Carl von Einsiedel, P. Geo., prepared a report entitled "Technical Report on the More Creek Area Claims - Stikine Arch, North-Western B.C." dated October 15, 2006 and a subsequent letter report dated July 2, 2008 regarding Phase I work on the More Creek Area Claims.

George A. Nicholson, P. Geo., prepared a report entitled "Review of Technical Information and Proposed Exploration for the More Creek Copper Gold Project", dated November 27, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has, in the last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

    any of our directors or officers;

    any person proposed as a nominee for election as a director;

    any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

    any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Brian Roberts

On August 22, 2006, Brian Roberts, our President, Chief Executive Officer, Principal Executive Officer and a director, acquired 1,500,000 shares of our common stock at a price of $0.01 per share, for a total purchase price of $15,000. Mr. Roberts is the owner of 1,500,001 of our shares of common stock, because he acquired one share of our common stock upon our incorporation on May 3, 2006.

Mr. Roberts provided management services and office premises to the Company during the years ended August 31, 2008 and 2007. As a result, during the year ended August 31, 2008, management services of $6,973 (2007 - $19,832) and rent of rent of $4,687 (2007 - $4,375) were recorded.

As at August 31, 2008, the Company was indebted to Mr. Roberts for $113 (2007 - $113.). The amount due is non-interest bearing, unsecured and due on demand.

Ian Foreman

On August 31, 2006, Ian Foreman, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director, acquired 300,000 shares of our common stock at a price of $0.05 per share. Mr. Foreman paid a total purchase price of $15,000 for these shares.

We paid $1,505 during the year ended August 31, 2008 and $1,379 during the year ended August 31, 2007 to Foremost Geological Consulting, of which Ian Foreman is the principal, as payment for certain geological consulting work rendered by that entity.

Sean McGrath

On August 31, 2006, Sean McGrath, a former director who resigned in March 2007, acquired 400,000 shares of our common stock at a price of $0.05 per share. Mr. McGrath paid a total purchase price of $20,000 for these shares.

Wayne Waters

On August 31, 2006, Wayne Waters, a director, acquired 400,000 shares of our common stock at a price of $0.05 per share. Mr. Waters paid a total purchase price of $20,000 for these shares.

Ron Shenton

On August 31, 2006, Ron Shenton acquired 1,500,000 shares of our common stock at a price of $0.01 per share. Mr. Shenton paid a total purchase price of $15,000 for these shares.

During the year ended August 31, 2008, the Company incurred $6,973 (2007 - $17,867) in management fees to Mr. Shenton, our office manager.

Shannon May

On August 31, 2006, Shannon May acquired 1,500,000 shares of our common stock at a price of $0.01 per share. Ms. May paid a total purchase price of $15,000 for these shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of our company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No agent of our company or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Balance Sheets

	November 30, 2008 $	August 31, 2008 $
	(Unaudited)
ASSETS

Current Assets
Cash	17,641	76,192
GST receivable	6,534	4,813

	24,175	81,005

Equipment, net	1,014	554
Interest in mineral properties (Note 2)	5,377	4,177

	30,566	85,736

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable and accrued liabilities	56,531	46,590
Due to related parties	113	113

	56,644	46,703

Stockholders' Equity

Common stock Authorized: unlimited number of shares, no par value Issued and outstanding: 8,337,001 (August 31, 2008 - 8,337,001) shares	280,200	280,200

Donated capital	3,000	3,000

Deficit accumulated during the exploration stage	(309,278)	(244,167)

	(26,078)	39,033

	30,566	85,736

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)
	Three Month Period Ended November 30, 2008 $	Three Month Period Ended November 30, 2007 $	For the Period from May 3, 2006 (Inception) to November 30, 2008 $

Expenses
Management services	1,938	9,280	55,237
Mineral property exploration costs	800	1,505	31,214
Office and general	9,685	1,708	28,156
Professional fees	49,991	3,807	194,182
Property evaluation	2,172	-	2,172
Shareholder relations	525	150	3,241

Total expenses	65,111	16,450	314,202

Loss before other items	(65,111)	(16,450)	(314,202)

Interest income	-	-	4,924

Net loss	(65,111)	(16,450)	(309,278)

Net loss per share - basic and diluted	(0.01)	(0.01)

Weighted average number of common shares outstanding - basic and diluted	8,337,001	8,337,001

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)
	Three Month Period Ended November 30, 2008 $	Three Month Period Ended November 30, 2007 $	For the Period from May 3, 2006 (Inception) to November 30, 2008 $

Cash flows from operating activities:

Net loss	(65,111)	(16,450)	(309,278)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	68	59	446
Donated rent	-	-	1,500
Donated services	-	-	1,500

Net changes in non-cash working capital items:
GST receivable	(1,721)	5,492	(6,534)
Accounts payable and accrued liabilities	9,941	(7,857)	56,531
Due to related parties	-	-	113

Net cash flows used in operating activities	(56,823)	(18,756)	(255,722)

Cash flows from investing activities
Purchase of equipment	(528)	-	(1,460)
Interest in mineral properties	(1,200)	-	(5,377)

Net cash flows used in investing activities	(1,728)	-	(6,837)

Cash flows from financing activities
Share subscriptions received	-	-	280,200

Net cash flows from financing activities	-	-	280,200

Net increase (decrease) in cash and cash equivalents	(58,551)	(18,756)	17,641

Cash - beginning	76,192	141,288	-

Cash - ending	17,641	122,532	17,641

Supplemental disclosure with respect to cash flows:
Cash paid for:

Interest	-	-	-
Income taxes	-	-	-

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
November 30, 2008
(Unaudited)

1.       Basis of Presentation

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements for the year ended August 31, 2008 included in the Company's annual report filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended November 30, 2008 are not necessarily indicative of the results that may be expected for the year ending August 31, 2009.

2.       Mineral Properties

Pursuant to an agreement dated July 15, 2006, as amended on July 9, 2008, the Company has acquired an option to earn a 100% interest in the Moore Creek Property (the "Property") located in the Iskut River region, British Columbia, Canada in exchange for cash payments totalling CDN$100,000 over 4 years, payable as follows:

(a)     $2,500 on October 15, 2006 (paid);

(b)     $2,000 on April 15, 2008 (paid);

(c)     $1,500 on September 30, 2008 (paid)

(d)     $6,500 on March 1, 2009;

(e)     $3,000 on June 30, 2009;

(f)     $12,000 on July 31, 2009;

(g)     $20,000 on November 30, 2009; and

(h)     $52,500 on November 30, 2010.

The Property is subject to a 2% net smelter return royalty ("NSR") of which 1% can be repurchased at any time by the vendor for $1,000,000. The Property is comprised of 8 mineral claims covering a total of 2,919 hectares and as of the date of these financial statements title is held in the name of the vendor. Title will be transferred to the Company upon receipt of all of the cash payments, as described above.

During the three months ended November 30, 2008 the Company expensed $800 (2007 - $1,505) in exploration costs.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Ruby Creek Resources Inc.

We have audited the accompanying balance sheets of Ruby Creek Resources Inc. (an exploration stage company) as of August 31, 2008 and 2007 and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2008 and 2007 and the period from May 3, 2006 (inception) through August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Ruby Creek Resources Inc. as of August 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended August 31, 2008 and 2007 and the period from May 3, 2006 (inception) through August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
November 5, 2008

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Balance Sheets

	August 31, 2008 $	August 31, 2007 $

ASSETS

Current Assets
Cash (Note 2)	76,192	141,288
GST receivable	4,813	6,824

	81,005	148,112

Equipment, net of depreciation of $378 (2007: $140)	554	792
Interest in mineral properties (Note 3)	4,177	-

	85,736	148,904

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable and accrued liabilities	46,590	12,784
Due to related parties (Note 4)	113	113

	46,703	12,897

Stockholders' Equity

Common stock, unlimited number of shares authorized, no par value 8,337,001 (2007 - 8,337,001) shares issued and outstanding (Note 5)	280,200	280,200

Donated capital (Note 4)	3,000	3,000

Deficit accumulated during the exploration stage	(244,167)	(147,193)

	39,033	136,007

	85,736	148,904

Going Concern (Note 1)

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statements of Operations

	For the Year Ended August 31, 2008 $	For the Year Ended August 31, 2007 $	For the Period from May 3, 2006 (Inception) to August 31, 2008 $

Expenses
Management services (Note 4)	13,945	37,854	53,299
Mineral property exploration costs (Note 3)	1,505	19,909	30,414
Office and general (Note 4)	8,511	8,291	18,471
Professional fees	72,250	64,414	144,191
Shareholder relations	1,500	1,216	2,716

Total expenses	97,711	131,684	249,091

Loss before other items	(97,711)	(131,684)	(249,091)

Interest income	737	4,187	4,924

Net loss	(96,974)	(127,497)	(244,167)

Net loss per share - basic and diluted	(0.01)	(0.02)

Weighted average number of common shares outstanding - basic and diluted	8,337,001	8,337,001

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
From May 3, 2006 (Date of Inception) to August 31, 2008

				Deficit
				Accumulated
			Common	During the
	Common Stock		Stock	Exploration	Donated
	Shares	Amount	Subscriptions	Stage	Capital	Total
		$	$	$	$	$

Balance - May 3, 2006 (Date of Inception)	1	-	-	-	-	-

Issuance of common shares for cash at $0.01 per share	4,500,000	45,000	-	-	-	45,000

Issuance of common shares for cash at $0.05 per share	2,970,000	148,500	-	-	-	148,500

Issuance of common shares for cash at $0.10 per share	867,000	86,700	(5,000)	-	-	81,700

Donated rent and management services	-	-	-	-	3,000	3,000

Net loss	-	-	-	(19,696)	-	(19,696)

Balance - August 31, 2006	8,337,001	280,200	(5,000)	(19,696)	3,000	258,504

Cash received for stock subscription	-	-	5,000	-	-	5,000

Net loss	-	-	-	(127,497)	-	(127,497)

Balance - August 31, 2007	8,337,001	280,200	-	(147,193)	3,000	136,007

Net loss	-	-	-	(96,974)	-	(96,974)

Balance - August 31, 2008	8,337,001	280,200	-	(244,167)	3,000	39,033

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statements of Cash Flows

	For the Year Ended August 31, 2008 $	For the Year Ended August 31, 2007 $	For the Period from May 3, 2006 (Inception) to August 31, 2008 $

Cash flows from operating activities:

Net loss	(96,974)	(127,497)	(244,167)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	238	140	378
Donated rent	-	-	1,500
Donated services	-	-	1,500

Net changes in non-cash working capital items:
GST receivable	2,011	(6,766)	(4,813)
Prepaid expenses	-	10,000	-
Accounts payable and accrued liabilities	33,806	4,190	46,590
Due to related parties	-	-	113

Net cash flows used in operating activities	(60,919)	(119,933)	(198,899)

Cash flows from investing activities
Purchase of equipment	-	(932)	(932)
Interest in Mineral Properties	(4,177)	-	(4,177)

Net cash flows used in investing activities	(4,177)	(932)	(5,109)

Cash flows from financing activities
Share subscriptions received	-	5,000	280,200

Net cash flows from financing activities	-	5,000	280,200

Net increase (decrease) in cash and cash equivalents	(65,096)	(115,865)	76,192

Cash - beginning	141,288	257,153	-

Cash - ending	76,192	141,288	76,192

Supplemental disclosure with respect to cash flows:

Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

1.     Nature of Business

Ruby Creek Resources Inc. (the "Company") was incorporated in the Province of British Columbia on May 3, 2006. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its mineral property contains mineral reserves that are economically recoverable.

The Company received approval on its Form SB-2 Registration Statement with the United States Securities and Exchange Commission to register 2,737,000 shares of common stock at $0.10 per share for resale by existing stockholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

The Company filed a Form S-4 on August 20, 2008 with the proposed plan of action to be a continuation of the Company from British Columbia, Canada to Nevada, USA. Such a move will allow the Company to qualify as a US domestic issuer. The S-4 filing is subject to SEC review and approval.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is in the exploration stage and has not generated revenues since inception. The Company has incurred significant losses to date and further losses are anticipated raising substantial doubt about the ability of the Company to continue operating as a going concern. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves on its resource properties and ultimately on the attainment of future profitable operations. The Company is currently negotiating with three shareholders and new investors on private equity and/or convertible debt financing which would provide sufficient working capital to finance the company's operations for the next twelve months. As at August 31, 2008, the Company has accumulated losses of $244,167 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is August 31.

b)     Equipment

Equipment is recorded at cost and amortization is calculated at the annual rate of 30% on a declining balance, which is intended to amortize the cost over the estimated useful life of the assets.

c)     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)     Basic and Diluted Net Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.     Summary of Significant Accounting Policies (continued)

e)     Cash and Cash Equivalents

Cash and cash equivalents consists of cash in bank and highly liquid investments which are readily convertible into cash with maturities of three months or less when purchased.

f)     Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As at August 31, 2008, the Company has no items that are included in comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)     Mineral Property Costs

The Company has been in the exploration stage since its formation on May 3, 2006 and has not realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mineral resources.

Pursuant to EITF 04-2, the Company classifies its mineral rights as tangible assets and accordingly acquisition costs are capitalized as mineral property costs.  Generally accepted accounting principles require that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In performing the review for recoverability, the Company is to estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.  Mineral exploration costs are expensed as incurred until commercially mineable deposits are determined to exist within a particular property. To date the Company has not established any proven or probable reserves.

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-term tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of August 31, 2008, any potential costs related to the retirement of the Company's mineral property interests have not yet been determined.

h)     Financial Instruments

Financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The fair value of the Company's rights to purchase net smelter return royalties (refer to Note 3) is not determinable at the current stage of the Company's exploration program.  Accordingly, no value has been assigned by management.

Currently, the Company has no hedging instruments and does not use derivative instruments to reduce its exposure to foreign currency risk.

i)     Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

j)     Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  The Company has adopted SFAS No. 109 "Accounting for Income Taxes," as of its inception.  Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Ruby Creek Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

August 31, 2008

2.     Summary of Significant Accounting Policies (continued)

j)     Income Taxes (continued)

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies  the  accounting  for  uncertainty  in income taxes by  prescribing  a two-step method of first evaluating whether a tax position has met a more likely than not recognition  threshold  and,  second,  measuring  that tax position to determine the amount of benefit to be  recognized  in the financial  statements. FIN 48  provides  guidance  on the  presentation  of  such  positions  within  a classified balance sheet as well as on  de-recognition,  interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was adopted by the Company on September 1, 2007.

k)     Foreign Currency Translation

These financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at the transaction date.  Revenue and expenses are translated at average rates of exchange during the year.  Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

l)     Stock-Based Compensation

The Company has adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), "Share-Based Payment", which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

m)     Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on the Company's financial statements upon adoption.

In January 2008, Staff Accounting Bulletin ("SAB") 110, "Share-Based Payment" was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, "Share-Based Payment". The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

Ruby Creek Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

August 31, 2008

2.     Summary of Significant Accounting Policies (continued)

m)     Recent Accounting Pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, and will be adopted by the Company beginning in the first quarter of fiscal 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS No. 162"). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company does not expect there to be any significant impact of adopting SFAS 162 on its financial position, cash flows and results of operations.

3.     Mineral Properties

Pursuant to an agreement dated July 15, 2006, as amended on July 9, 2008, the Company has acquired an option to earn a 100% interest in the Moore Creek Property (the "Property") located in the Iskut River region, British Columbia, Canada in exchange for cash payments totalling CDN$100,000 over 4 years, payable as follows:

(a)     $2,500 on October 15, 2006 (paid);

(b)     $2,000 on April 15, 2008 (paid);

(c)     $1,500 on September 30, 2008 (paid subsequently);

(d)     $6,500 on March 1, 2009;

(e)     $3,000 on June 30, 2009;

(f)     $12,000 on July 31, 2009;

(g)     $20,000 on November 30, 2009; and

(h)     $52,500 on November 30, 2010.

The Property is subject to a 2% net smelter return royalty ("NSR") of which 1% can be repurchased at any time by the vendor for $1,000,000.  The Property is comprised of 8 mineral claims covering a total of 2,919 hectares and as of the date of these financial statements title is held in the name of the vendor.  Title will be transferred to the Company upon receipt of all of the cash payments, as described above.

During the year ended August 31, 2008 the Company expensed $1,505 (2007 - $19,909) in exploration costs.

4.     Related Party Transactions

At August 31, 2008, the Company owed a director $113 (2007 - $113).  These funds are unsecured, do not bear interest and have no fixed terms of repayment.

The President, another director and a company with a director in common with the Company provided management and geological services and office premises to the Company. As a result, during the year ended August 31, 2008, management services of $6,973, geological services of $1,505 and rent of $4,687 were recorded.  In addition, management services of $6,973 were provided by a significant shareholder.

All related party transactions are in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Ruby Creek Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

August 31, 2008

5.     Common Stock

(a)     On May 3, 2006, the Company issued 1 common share at a price of $0.01 upon incorporation.

(b)     On August 22, 2006, the Company issued 4,500,000 shares of common stock at a price of $0.01 per share for proceeds of $45,000 pursuant to subscription agreements with a director of the Company and two other individuals.

(c)     On August 31, 2006, the Company issued 2,970,000 shares of common stock at a price of $0.05 per share for proceeds of $148,500.

(d)     On August 31, 2006, the Company issued 867,000 shares of common stock at a price of $0.10 per share for proceeds of $86,700.

6.     Income Taxes

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate to income before income taxes.  The difference results from the following items:

2008

2007

Net loss before income taxes

$

(96,974)

$

(127,497)

Statutory tax rate

31%

34.1%

Expected tax expense (recovery)

(30,062)

(43,476)

Unrecognized items for tax purposes

540

6,837

Increase in valuation allowance

29,522

36,639

Income tax provision

$

-

$

-

As of August 31, 2008, the Company has net operating loss carry-forwards amounting to approximately $212,000 which may be available to reduce future year's taxable income.  These carry-forwards will expire, if not utilized, commencing in  2026.  Management believes that the realization of the benefits from this deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

The Company's tax-effected deferred income tax assets are estimated as follows:

2008

2007

Potential future income tax assets

Non-capital losses available

$ 65,716

$ 39,814

Equipment

289

318

Interest in mineral properties

10,723

9,858

Other capital pools

430

473

Less: valuation allowance

(77,158)

(50,463)

Net deferred income tax asset

$ -

$ -

The company has uncertain tax positions for which the possible liability for penalties and interest is not currently reliably estimable by management.  Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

As the company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability.

Inherent uncertainties arise over tax positions taken, or expected to be taken, with respect to transfer pricing, financing charges, fees, related party transactions, tax credits, tax based incentives and stock based transactions. Management has not recognized any tax benefits related to these uncertainties.

Disclosure concerning certain carry-forward tax pools, temporary and permanent timing differences in tax basis versus reported amounts may be impacted by assessing practices and tax code regulations when income tax returns are filed up to date. As a 100% valuation allowance has been provided against deferred tax assets reported in these financial statements, there would be no significant net impact to the current and deferred income tax disclosures or reconciliations reported.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the issuance and distribution of the securities being registered, except selling discounts and commissions of the selling security holders.  The following table sets forth the costs and expenses related to this offering (other than underwriting discounts and commissions) expected to be incurred with the issuance and distribution of the securities described in this registration statement. All amounts are estimates except the SEC registration fee.

Amount to be Paid

SEC registration fee

$ 30

Legal fees and expenses

10,000

Accounting fees and expenses

7,500

Transfer agent and registrar fees

1,500

Miscellaneous

1,000

Total

$20,000

ITEM 14.           INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS"), our articles of incorporation and our bylaws. The following provides a summary of the indemnification provisions relating to our officers and directors set forth in the NRS, our articles of incorporation and our bylaws:

Nevada Revised Statutes

Section 78.5702 of the NRS provides as follows:

1.     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.     Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)   By the stockholders;

(b)   By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)   If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)   If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)   Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)   Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that no director or officer of our company will be liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, exempting only:

  acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

  the payment of distributions in violation of NRS 78.300.

In addition, our articles of incorporation provide that our board of directors is expressly authorized to provide indemnification to directors, officers, employees, agents and other persons to the fullest extent permitted by law through bylaw provisions, agreements by the indemnitees, vote of shareholders or disinterested directors or otherwise.

Our Bylaws

Our Bylaws provide the following indemnification provisions:

1.     Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting wilful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders.  The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

2.     Right of Claimant to Bring Suit.  If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defence to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defence to the action or create a presumption that the claimant has failed to meet such standard of conduct.

3.     Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

4.     Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

5.     Expenses as Witness.  To the extent that any director, officer. employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

6.     Indemnity Agreements.  The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers. employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

7.     Effect of Amendment.  Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment. repeal or modification.

ITEM 15.           RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Business Corporations Act (British Columbia), we were required to issue at least one share of our common stock to our incorporator upon incorporation. As such, upon our incorporation on May 3, 2006, we issued one share of our common stock to our incorporator, 1055 Corporate Services Ltd., which transferred this share to Brian Roberts, our founding officer and director, on the same date. This share issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The transfer of this share from our incorporator to Mr. Roberts was made outside the United States in accordance with Regulation S of the Securities Act.

We completed an offering of 4,500,000 shares of our common stock at a price of $0.01 per share to Brian Roberts and two other initial shareholders on August 22, 2006, for total proceeds of $45,000. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investors represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. The investors were in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to either of the purchasers.

We completed an offering of 2,970,000 shares of our common stock at a price of $0.05 per share to a total of 11 purchasers on August 31, 2006. The total proceeds from this offering were $148,500. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investors represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 867,000 shares of our common stock at a price of $0.10 per share to a total of 35 purchasers on August 31, 2006. The total proceeds from this offering were $86,700. With respect to 34 of these purchasers, we completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each Regulation S sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each such Regulation S investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.  With respect to the remaining one (1) of the 35 purchasers, we completed this offering pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act to an investor represented to us that he qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  Each of the 35 purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 16.           EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement:

EXHIBIT NUMBER

DESCRIPTION

3.1

Articles of Incorporation(1)

3.2

Bylaws(1)

5.1

Opinion of Lang Michener LLP(1)

10.1

Mineral Claims Option Agreement between Ruby Creek Resources Inc. and Carl von Einsiedel, dated July 15, 2006, as amended August 15, 2006 (2)

10.2

July 9, 2008 Amendment to Mineral Claims Option Agreement between Ruby Creek Resources Inc. and Carl von Einsiedel (3)

23.1

Consent of Dale Matheson Carr-Hilton LaBonte LLP(4)

23.2

Consent of Lang Michener LLP. (included in Exhibit 5.1)

23.3

Consent of Geologist, Carl von Einsiedel, P. Geo. (4)

23.4

Consent of Geologist, George A. Nicholson, P. Geo. (4)

24.1

Power of Attorney (Included on the signature page of this Registration Statement)

(1)           Filed as an exhibit to the Company's Post-Effective Amendment No. 1 on Form S-1/A, as filed with the SEC on February 17, 2009 and incorporated herein by this reference.

(2)           Filed as an exhibit to the Company's Registration Statement on Form SB-2, as filed with the SEC on November 7, 2006, and incorporated herein by this reference.

(3)           Filed as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 2008, as filed with the SEC on November 28, 2008 and incorporated herein by this reference.

(4)           Filed herewith.

ITEM 17.          UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, on March 16, 2009.

RUBY CREEK RESOURCES INC.

By:  "Brian Roberts"

Brian Roberts

President, Chief Executive Officer,

Principal Executive Officer and a Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian Roberts, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

"Brian Roberts"

Brian Roberts

President, Chief Executive Officer,

Principal Executive Officer and a Director

Date:  March 16, 2009

"Ian Foreman"

Ian Foreman

Secretary, Treasurer, Chief Financial Officer,

Principal Accounting Officer and a Director

Date:  March 16, 2009

"Wayne Waters"

Wayne Waters

Director

Date:  March 16, 2009

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